Exhibit 1.1

J. P. MORGAN SECURITIES LLC

UNDERWRITING AGREEMENT

SANCHEZ ENERGY CORPORATION

10,000,000 Shares of Common Stock

Underwriting Agreement

January 31, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Sanchez Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”) an aggregate of 10,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,500,000 shares of Common Stock of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.   The Stock, including the Shares, will have attached thereto rights (the “Rights”) to purchase shares of Series C Junior Participating Preferred Stock of the Company.  The Rights are to be issued pursuant to the Rights Plan dated as of July 28, 2015 between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Plan”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-210319), including a prospectus, relating to the Shares and Rights.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness and the preliminary prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act on January 31, 2017 and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated January 31, 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex A hereto.

“Applicable Time” means 7:30 P.M., New York City time, on January 31, 2017.

2.             Purchase of the Shares by the Underwriter.

(a)           The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $11.7902, provided that any Underwritten Shares which are purchased by GSO Capital Partners LP or their affiliates will be at a price per share of $12.50.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company.  Such notice shall set forth the aggregate number of Option

Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Shares, at the offices of Porter Hedges LLP, 1000 Main Street, Houston, Texas 77002 at 10:00 A.M., New York City time, on February 6, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(d)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.   No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)           Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The consolidated financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, present fairly in all material respects the financial condition of the Company and each of the subsidiaries of the Company as of and at the dates indicated, and the consolidated statements of operations, stockholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto.  The pro forma combined financial information and the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma combined financial information are reasonable and are set forth in each of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package that are not included or incorporated by reference as required.  All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package have been presented in compliance with Item 10 of Regulation S-K of the Commission.  Except as disclosed in the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, the Company and the subsidiaries are not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.  To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided in the preparation of, or audited, the financial statements or other financial data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and Pricing Disclosure Package.

(g)           No Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, there has been no (i) material adverse change affecting the condition, financial or otherwise, or in the earnings, business, properties, management, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”); (ii) transaction which is material to the Company and its subsidiaries, taken as a whole; (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries, taken as a whole; (iv) change in the capital stock of the Company or any subsidiary (other than the issuance of shares of Common Stock upon the conversion of preferred stock or the exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus); (v) material change in the outstanding indebtedness of the Company or any subsidiary; or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than in respect of the preferred stock described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(h)           Organization and Good Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Preliminary Prospectus, Prospectus or Pricing Disclosure Package and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Each subsidiary has been duly organized and is validly existing as a business entity (corporate or otherwise) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding equity interests of each subsidiary has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package or pursuant to credit facilities or indentures filed as exhibit(s) to the Exchange Act filings (the “Debt Instruments”), all such equity interests are or will be immediately after the time of the Closing Date wholly owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any security holder of such subsidiary.  The subsidiaries listed in Schedule 2 to this Agreement are the only subsidiaries of the Company.

(i)            Capitalization.  The authorized capital stock of the Company and the issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package under the heading “Description of Capital Stock” or “Capitalization,” as applicable (subject to permitted changes in the issued and outstanding capital stock under clause (iv) of Section 3(g)).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company.  The capital stock of the Company conforms in all material respects to the description contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or Pricing Disclosure Package, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j)            [Reserved]

(k)           Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)            Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.  The Rights Plan has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Series C Junior Participating Preferred Stock of the Company have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Plan and will be validly issued, fully paid and non-assessable.

(n)           Description of this Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)           No Violation or Default.  Neither the Company nor any subsidiary is (i) in violation of its charter, bylaws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by, and the compliance by the Company with its obligations under, this Agreement, including the sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Pricing Disclosure Package under “Use of Proceeds,” does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary pursuant to the Agreements and Instruments except for liens, security interests or similar encumbrances under the Debt Instruments and for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or any related constituent document of any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except where such violation of any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign, would not result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(p)           No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(q)           Legal Proceedings.  Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which are required to be disclosed in the Preliminary Prospectus, the Prospectus or Pricing Disclosure Package, or which could, individually or in the aggregate, result in a Material Adverse Effect.

(r)            Independent Accountants.  Each of KPMG LLP and BDO USA, LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)            Title to Real and Personal Property.  Except (a) as otherwise set forth in the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, (b) for liens, security interests and similar encumbrances under the Debt Instruments or (c) such as in the aggregate does not now cause or will in the future cause a Material Adverse Effect, the Company and each subsidiary have title to their respective properties as follows: (i) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and natural gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (ii) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the  acquisition  thereof by the Company or any subsidiary, (iii) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, and (iv) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any subsidiary as presently conducted or as the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package indicates they contemplate conducting, except as may be properly described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect.

(t)            Title to Intellectual Property.  The Company and each subsidiary owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms, such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Effect.  Neither the Company nor any subsidiary has received any notice, and is not otherwise aware, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(u)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required to be described, incorporated by reference or included in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and which is not so described, incorporated or included.

(v)           Investment Company Act.  Neither the Company nor any subsidiary is required, and upon the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Pricing Disclosure Package will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(w)          Taxes.  The Company has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such failure, assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Effect.

(x)           Licenses and Permits.  The Company and each subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business as now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Effect.  The Company and each subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Effect.  Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y)           No Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or such subsidiary.

(z)           Compliance with and Liability under Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company  or any subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect.  Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.  Except as set forth in the Pricing Disclosure Package, neither the Company nor any subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa)         Compliance with ERISA.  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), have been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any subsidiary maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA),  which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or a subsidiary is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Effect; and neither the Company nor a subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Sections 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(bb)         Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Pricing Disclosure Package; and (iii) are effective in all material respects to perform the functions for which they were established.  The Company also maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. There has been, as applicable, no (i) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There has been no change in the Company’s internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(dd)         Insurance.  Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, the Company and each subsidiary, and their respective material properties, are insured by insurers or are self-insured against such losses and risks and in such amounts as the Company believes are adequate for the conduct of their business and as the Company believes are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each subsidiary, and their respective material properties, are in full force and effect, and the Company has no reason to believe that  any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, there are no material claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ee)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)         No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent,  affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, except for the Debt Instruments, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii)           No Broker’s Fees.  Neither the Company nor any subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares other than this Agreement.

(jj)           No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(kk)         No Stabilization.  Neither the Company nor any subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NYSE in accordance with Regulation M.

(ll)           Margin Rules.  Neither the Company nor any subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(mm)      Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(nn)         Statistical and Market Data.  The statistical, demographic and market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(oo)         Independent Petroleum Engineers.  Ryder Scott Company, L.P., which has prepared the reserve information of the Company and its subsidiaries, has represented to the Company that they are, and to the knowledge of the Company are, independent petroleum engineers in accordance with guidelines established by the Commission.

(pp)         Reserve Report Data.  The oil and gas reserve estimates of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect, in all material respects, the oil and gas reserves of the Company as of the dates indicated.  Other than production of the reserves in the ordinary course of business, intervening product price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, services, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, the Company is not aware of any facts or circumstances that would cause a Material Adverse Effect in the reserves or the present value of future net cash flows therefrom as described in the

Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package.

(qq)         Sarbanes-Oxley Act.  The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof now applicable to it.

(rr)           Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ss)          [Reserved]

4.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)           Delivery of Copies.  The Company will deliver, without charge, to the Representative, if requested, (i) two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object.

(d)           Notice to the Representative.  The Company will advise the Representative promptly (i) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Registration Statement or the Prospectus has been filed or distributed; (ii) of any request by the Commission for any amendment or supplement to the Prospectus or any other request by the Commission for any additional information; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (iv) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or  any such Issuer Free Writing Prospectus  is delivered to a purchaser, not misleading; of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Shares to be sold hereunder, shares of Common Stock or warrants to purchase Common Stock issued in connection with the Comanche acquisition (as defined in the Pricing Disclosure Package) or shares of Common Stock upon exercise of such warrants or shares of Common Stock upon conversion of the preferred stock described in the Pricing Disclosure Package; provided, further, that the Company may (i) issue shares of Common Stock or options to purchase shares of its Common Stock, or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Pricing Disclosure Package or any amendment to or replacement of such plan, (ii) issue shares of Common Stock or securities convertible into or exercisable for shares of Common Stock as consideration in a merger or other acquisition (provided that the Company may not  issue more than 6,713,512 shares of Common Stock as consideration, which represents 10% of the issued and outstanding  Common Stock as of the date of this Agreement, and provided further that any recipient of such securities agrees to be bound by the foregoing restrictions for the remainder of the 60-day period) and (iii) file one or more registration statements either (x) on Form S-8 or amendments thereto relating to the issuance of shares of Common Stock or the issuance and exercise of options to purchase shares of Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan (so long as no Company securities subject  to this Section are offered or issued prior to expiration of the 60-day period) or (y) to which the Representative has consented, such consent not to be unreasonably withheld, in connection with the Company’s entrance into a definitive agreement relating to an acquisition.

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)           Exchange Listing.  The Company will use its best efforts to list the Shares on the New York Stock Exchange.

(l)            Reports.  So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the

case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Effect.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be,  on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)           Officer’s Certificates.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (1) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (a) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (b) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, (c) confirming that, to the knowledge of such officers, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; (ii) no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (iii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (d) to the effect set forth in paragraphs (a), (c) and (d) above and (2) a certificate in the form of Exhibit B.

(f)            Accountant’s Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP and BDO USA, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)           Engineer’s Comfort Letter.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, Ryder Scott Company, L.P. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters (A) confirming that it is an independent petroleum engineering firm, (B) confirming, as of such date, its estimates contained in the reserve reports, as of its date, with respect to: (i) the estimated quantities of the Company’s proved net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the Registration Statement and the Prospectus and (iv) such related matters as the Representative shall reasonably request.

(h)           Opinion and 10b-5 Statement of Counsel for the Company.  Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(i)            Opinion of Counsel to  the Company.  Gregory B. Kopel, Senior Vice President and General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(j)            Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Porter Hedges LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l)            Good Standing.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)          Exchange Listing.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

(n)           Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o)           Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, their affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus:  the concession figure appearing in the “Commissions and Expenses” paragraph under the caption “Underwriting” and the paragraphs appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids.”

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate and assume the defenses of such proceeding and shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.          Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Miscellaneous.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative to c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention  Equity Syndicate Desk,.  Notices to the Company shall be given to it at Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002; Attention: General Counsel.

(b)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)           Submission to Jurisdiction.  The parties hereto hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereto waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.   The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
	Name:	Antonio R. Sanchez, III
	Title:	Chief Executive Officer

Accepted:  As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Yaw Asamoah
Authorized Signatory

Signature Page to
Underwriting Agreement

Schedule 1

Underwriter	Number of Shares
J. P. Morgan Securities LLC	4,195,191
Citigroup Global Markets Inc.	1,887,836
Johnson Rice & Company L.L.C.	1,363,438
BMO Capital Markets Corp.	466,681
Capital One Securities, Inc.	466,681
ING Financial Markets LLC	466,681
RBC Capital Markets, LLC	466,681
SunTrust Robinson Humphrey, Inc.	466,681
Canaccord Genuity Inc.	35,221
FBR Capital Markets & Co.	35,221
Macquarie Capital (USA) Inc.	35,221
Northland Securities, Inc.	35,221
Seaport Global Securities LLC	35,221
KLR Group, LLC	26,415
National Securities Corporation	17,610
Total	10,000,000

Schedule 2

Subsidiaries

1.                                      SN Palmetto, LLC

2.                                      SN Marquis, LLC

3.                                      SN Cotulla Assets, LLC

4.                                      SN Operating, LLC

5.                                      SN TMS, LLC

6.                                      SN Catarina, LLC

7.                                      SN EF Maverick, LLC

8.                                      SN Capital, LLC

9.                                      SN UR Holdings, LLC

10.                               SN Services, LLC

11.                               SN Terminal, LLC

12.                               SN Midstream, LLC

13.                               SN EF UnSub Holdings, LLC

14.                               SN EF UnSub GP, LLC

Annex A

a.             Pricing Information Provided Orally by Underwriters:

Price to the company $11.7902

Price to the market $12.50

Annex B

Pricing Term Sheet

Price to the company $11.7902

Price to the market $12.50

Annex C

Form of Opinion of Counsel for the Company

1.                                      The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation, and is duly qualified and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 2 hereto. Each Subsidiary listed on Schedule 2 hereto is validly existing as a limited liability company in good standing (or, in the case of SN Cotulla Assets, LLC and SN Operating, LLC, as a limited liability company with the right to transact business in the State of Texas) under the laws of the state of formation listed on Schedule 2 hereto, the jurisdiction of its formation; and each Subsidiary (other than SN Cotulla Assets, LLC and SN Operating, LLC) is duly qualified and is in good standing (or, in the case of the State of Texas, is duly qualified with the right to transact business in the State of Texas) as a foreign entity in each jurisdiction (other than Delaware) listed on Schedule 2 hereto.

2.                                      The Company has the corporate power and authority to own, lease, hold and operate its properties and to conduct its business, in all material respects, as described in the Pricing Disclosure Package and the Final Prospectus, and to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement. Each Subsidiary listed on Schedule 2 has the limited liability company power and authority to own, lease, hold and operate its properties and to conduct its business, in all material respects, as described in the Pricing Disclosure Package and the Final Prospectus.

3.                                      (a) The Firm Shares and the Rights attributable thereto have been duly authorized and, when such Firm Shares have been issued and delivered by the Company to the Underwriters against payment therefor in accordance with the Underwriting Agreement, and the Rights attributable thereto have been issued in accordance with the terms of the Rights Agreement, such Firm Shares and the Rights attributable thereto will have been validly issued and such Firm Shares will be fully paid and nonassessable.

(b) In the case of Firm Shares evidenced by stock certificates, the certificates for such Firm Shares are in a form that complies in all material respects with applicable statutory requirements of the Delaware General Corporation Law.

4.                                      (a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share.

(b) The Common Stock conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock.”

5.                                      Except as described in the Pricing Disclosure Package and the Final Prospectus, or, in the case of options to purchase, other rights to subscribe or to purchase and preemptive rights, created by the Constitutive Documents of the Company or the Investors Agreement referred to on Schedule 3 hereto, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any equity interest in the Company (including the Firm Shares) pursuant to any Constitutive Document of the Company, any Material Agreement or the Delaware General Corporation Law.

6.                                      The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

7.                                      The Registration Statement was declared effective under the Securities Act on April 25, 2016. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before the Commission. The filing of the Final Prospectus pursuant to Rule 424 under the Securities Act was made in the manner and within the time period required by such rule.

8.                                      The statements included in the Pricing Disclosure Package and the Final Prospectus under the captions “Risk Factors—Risks Related to Our Business—We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations. In addition, the third parties on whom we rely on for gathering and transportation services are also subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business,” “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations” insofar as they purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects, subject to the qualifications and assumptions stated therein.

9.                                      No filing, authorization, approval, consent, license, order, registration, qualification or decree (“Consent”) of or with any Federal or state governmental authority or agency under the Included Laws (as defined below) is required in connection with the offering, issuance or sale by the Company of the Firm Shares, the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) such Consents that have been obtained or made, (ii) such Consents required under Federal and state securities laws or blue sky laws and (iii) Consents with respect to the Commission required in the performance by the Company of its obligations under Section 5 of the Underwriting Agreement.

10.                               The execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement will not, (i) whether with or without the giving of notice or passage of time, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Material Agreement, (ii) result in a violation of the Constitutive Documents of the Company, (iii) result in the violation of any law, rule or regulation of any Included Law, or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority, except in the case of clause (i) as could not reasonably be expected to result in a Material Adverse Change.

11.                               The Company is not, and after giving effect to the Offering and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.                               (a) The Registration Statement, as of the date of the Underwriting Agreement, the Pricing Disclosure Package, as of the date of the Preliminary Prospectus, and the Final Prospectus (as of its date), appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we express no opinion in this sentence as to (i) the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom and (ii) the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions.

(b) We have no knowledge of any documents that are required to be filed under the Securities Act and the applicable rules and regulations thereunder (but are not filed as so required in all material respects) as exhibits to the Registration Statement, or of any documents that are required under the Securities Act and the applicable rules and regulations thereunder to be summarized (but are not summarized as so required in all material respects) in the Pricing Disclosure Package or the Final Prospectus, except, in each case, we express no opinion in this sentence as to (i) the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions and (ii) the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information so required to be filed or summarized.

(c) Each of the periodic and current reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent incorporated by reference in the Pricing Disclosure Package and the Final Prospectus (except the financial statements, financial schedules and other financial and accounting data or oil and gas reserve and production information contained or incorporated by reference in, or omitted from, such reports, as to which we express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated by the Commission thereunder, except that we express no view as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions.

For purposes of this letter, we have assumed the information in the Final Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement. Our identification of documents and information as part of the Pricing Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting data or oil and gas reserve or production information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 4(b) and 8 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of such documents, we confirm to you that no facts have come to our attention that cause us to believe that (i) Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of [•] (New York time) on February [•], 2017 (which you have informed us is a time prior to the time of the first sale of the Firm Shares by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial or accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom.

Annex D

Form of Opinion of General Counsel for the Company

1.              I know of no legal or governmental actions, suits, proceedings, claims or investigations pending, threatened or contemplated to which the Company, any Subsidiary or any of their respective directors or officers is party or of which any property of the Company or any Subsidiary is the subject that would be required by the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus that are not described as required.

2.              To my knowledge, there are no legal or governmental proceedings pending, threatened or contemplated to which the Company is a party that challenge the validity or enforceability, or seek to enjoin the performance by the Company, of the Underwriting Agreement.

Negative Assurance

For purposes of this letter, I have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement.  My identification of documents and information as part of the Pricing Disclosure Package has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by me as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of my involvement with the Offering was not to establish or confirm factual matters or financial or accounting data or oil and gas reserve or production information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

In the course of my acting as Counsel to SOG in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, I have reviewed each of such documents and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information I have gained in the course of any participation in such conferences and conversations and my review of such documents, I confirm to you that no facts have come to my attention that cause me to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of                         (New York time) on                          (which you have informed me is a time prior to the time of the first sale of the Underwritten Shares by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, I do not express any view as to the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom.

Exhibit A

FORM OF LOCK-UP AGREEMENT

January    , 2017

J. P. MORGAN SECURITIES LLC

383 Madison Avenue
New York, NY 10179

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Re:          Sanchez Energy Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Sanchez Energy Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC, on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without your prior written consent, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing sentences shall not apply (a) to bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this letter agreement for the remainder of the Restricted Period, (b) to dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this letter agreement for the remainder of the Restricted

Period, (c) to the pledge of any shares of Common Stock or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such shares of Common Stock or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Restricted Period, (d) to distributions to members, stockholders or partners provided that the recipient of such shares of Common Stock or other securities agrees to be bound by the terms of this letter agreement for the remainder of the Restricted Period, or (e) in connection with the vesting of any shares of Common Stock or other securities issued under restricted stock awards (including a disposition of shares of Common Stock to satisfy tax withholding obligations upon vesting) or the exercise of options (provided that any such securities received upon exercise shall be subject to the provisions of this letter agreement for the remainder of the Restricted Period).  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.  In addition, notwithstanding this letter agreement, the undersigned may sell securities of the Company acquired in the open market after the closing of the Offering, so long as such sale does not require any filing with the Securities and Exchange Commission or regulatory body or any public announcement, under the Securities Exchange Act of 1934, as amended, or otherwise.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit B

FORM OF OFFICER’S CERTIFICATE

February 6, 2017

The undersigned, Chief Financial Officer of Sanchez Energy Corporation, a Delaware corporation (the “Company”), in connection with the offering of common stock of the Company pursuant to that certain Underwriting Agreement, dated as of February 6, 2017 (the “Underwriting Agreement”), by and among the Company and the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”) (capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement), hereby certifies, in the undersigned’s capacity as an officer of and by and on behalf of the Company and not in the undersigned’s personal capacity, that:

1.             I am duly elected, qualified and am acting in the capacity set forth above, am familiar with the facts certified herein and have made any and all additional inquiries necessary in my judgment in order to make the certifications herein.

2.             To the best of my knowledge, the pro forma information disclosed under the column “Pro forma” on page S-17 of the Prospectus Supplement, setting forth a summary of the Company’s cash and cash equivalents and capitalization as of September 30, 2016, on a pro forma basis to give effect to the Comanche acquisition (as defined in the Pricing Disclosure Package) and the Carrizo disposition (as defined in the Pricing Disclosure Package) (including the financing assumptions as more fully described in the Company’s Current Report on Form 8-K filed on January 31, 2017) are based on appropriate data and reasonable assumptions and have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information.

3.             Nothing has come to my attention that causes me to believe that any modifications should be made to such pro forma information as disclosed in the Prospectus Supplement.

4.             The Underwriters are entitled to rely on this Officer’s Certificate.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand to this Officer’s Certificate as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:
Name:	Howard J. Thill
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Officer’s Certificate]